EXHIBIT 1
                                                    Page 1 of 2

                     CSW Energy Services, Inc
                          Balance Sheet
                       as of June 30, 1999
                           (unaudited)


Assets

   Current Assets
       Cash                                                  $ 200
       Accounts Receivable - Affiliated                     81,476
       Accounts Receivable - Non-Affiliated                 31,058
       Accounts Receivable - Trade                         341,448
       Receivable - Taxes                                1,817,668
       Inventory - EV                                      640,547
       Prepaid and Other                                     4,730
                                                  -----------------
          Total Current Assets                           2,917,127
                                                  -----------------

   Property, Plant & Equipment
       Furniture & Fixtures                                 68,518
       Computer Equipment                                  154,895
       Accumulated Depreciation/Amortization               (39,204)
                                                  -----------------
          Net Property, Plant & Equipment                  184,209
                                                  -----------------

   Deferred Charges and Other Assets                        37,948
                                                  -----------------

       Total Assets                                    $ 3,139,284
                                                  =================


Liabilities & Equity

   Current Liabilities
       Accounts Payable - Affiliated                     $ 758,050
       Accounts Payable - Non-Affiliated                    74,157
       Interest  Payable                                    48,422
       Taxes Payable                                       249,562
       Other Current Liabilities                           739,945
                                                  -----------------
          Total Current Liabilities                      1,870,136
                                                  -----------------

   Notes Payable - Corp                                 11,434,820
                                                  -----------------

   Equity
       Capital Stock - Common                                1,000
       Retained (Loss) - Prior Years                    (7,645,741)
       Retained Earnings/(Loss) - Current Year          (2,520,931)
                                                  -----------------
           Total Equity                                (10,165,672)


                                                  =================
           Total Liabilities & Equity                  $ 3,139,284
                                                  =================

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                                                                 EXHIBIT 1
                                                                Page 2 of 2

                          CSW Energy Services, Inc
                              Income Statement
                                 (unaudited)



                                      For the Three Months  For the Six Months
                                      Ended June 30, 1999  Ended June 30, 1999
                                      ------------------------------------------

Revenues

    Energy Services                             $ 63,227           $ 327,102
    Unbilled Revenues - Energy Services                -            (131,209)
    Lignite Sales                                      -              70,012
    Electric Vehicles - TotalEV                  357,047             438,273
                                          ---------------      --------------
        Total Revenue                            420,274             704,178

Cost of Revenues
    Energy Services Costs                         50,555             159,579
    Lignite Costs                                      -              70,012
    Electric Vehicles - TotalEV                  316,253             410,764
                                          ---------------      --------------
         Total Cost of Revenues                  366,808             640,355

Gross Margin                                      53,466              63,823

General and Administrative Expense
    Operations                                 1,442,217           2,494,273
    Sales, Customer Service,  & Marketing         80,749             153,251
    Employee Benefits                            234,951             342,728
    Outside Services                              56,480             209,699
    Legal                                            787              27,604
    CSWS Allocations                              54,381             114,383
    Rental                                       106,443             216,255
                                          ---------------      --------------
       Total General and Administrative
        Expense                                1,976,008           3,558,193

Operating Income                              (1,922,542)         (3,494,370)

    Taxes - Other than Income                     33,923             103,919
    Other (Income) / Deducts                      (2,963)             (2,105)
                                          ---------------      --------------

EBITDA                                        (1,953,502)         (3,596,184)

    Depreciation Expense                          10,192              19,433
    Interest Expense - CSW Corp                  138,117             259,429
                                          ---------------      --------------

Earnings Before Income Taxes                  (2,101,811)         (3,875,046)

    Federal Income Tax Savings                   735,042           1,354,116
                                          ---------------      --------------

Net Income / (Loss)                         $ (1,366,769)       $ (2,520,930)
                                          ===============      ==============